                    [LONG ISLAND FINANCIAL CORP. LETTERHEAD]




                             REPORTS ANNUAL RESULTS
                        ANNOUNCES DATE OF ANNUAL MEETING

ISLANDIA, N.Y. (Business Wire) - January 18, 2005 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported net income of $1.8 million or $1.14 per diluted share, for the twelve months ended December 31, 2004, compared to net income of $3.3 million, or $2.16 per diluted share for the twelve months ended December 31, 2003. The decrease in net income for the twelve months ended December 31, 2004 is attributable to an increase in the Company's provision for loan losses and operating expenses relating to its automobile loan portfolio.

Notwithstanding the provision for loan losses and automobile loan expense recognized in 2004, the Company achieved gains in its core operating performance. Continued growth in the securities and loan portfolios resulted in an increase in net interest income of $2.5 million, or 16.7%, from $14.9 million for the twelve months ended December 31, 2003, to $17.4 million for the twelve months ended December 31, 2004. Other operating income, excluding net gains on sales and calls of securities, increased $551,000, or 14.6%, from $3.8 million for the twelve months ended December 31, 2003 to $4.3 million for the twelve months ended December 31, 2004. Other operating expenses, excluding automobile loan expense, increased a modest $230,000, or 1.6%, for the twelve months ended December 31, 2004, compared to the twelve months ended December 31, 2003, as the Company implemented certain cost controls and restructured its branch expansion plan.

Total assets amounted to $554.8 million at December 31, 2004, an increase of $30.1 million, or 5.7%, from the $524.7 million held at December 31, 2003. At December 31, 2004, loans, net of unearned income and deferred fees, had increased by $17.3 million, or 7.7%, from the December 31, 2003 level. Year over year, the average balance of demand deposits increased $8.4 million, or 9.2%, from $90.8 million for the twelve months ended December 31, 2003, to $99.2 million for the twelve months ended December 31, 2004. Similarly, average savings deposits increased by $14.9 million, or 16.1%, from $92.6 million at December 31, 2003, to $107.5 million at December 31, 2004.

ALLOWANCE FOR LOAN LOSSES
-------------------------

As discussed in prior quarter press releases, the Company continues to monitor the performance of its automobile loan portfolio. Based upon the Company's continued assessment of that portfolio and a review of recent collateral disposition activity, the Company made a provision for loan losses of $750,000 for the quarter ended December 31, 2004. The total provision for loan losses relating to the automobile portfolio amounted to $6.3 million for the twelve months ended December 31, 2004.

The Company incurred operating expenses relating to the automobile loan portfolio of $289,000 for the quarter ended December 31, 2004, and $1.4 million for the twelve months ended December 31, 2004. Those expenses include expenses for legal services, portfolio servicing and administration, collateral perfection, verification and disposition, and audit and accounting services. While the Company expects to incur future operating expenses related to the automobile loan portfolio, it expects those expenses to decrease as the portfolio matures. Operating costs for the automobile loan portfolio are expensed when incurred and recorded in "automobile loan expense" in the consolidated statement of earnings.

At December 31, 2004, the automobile loan portfolio consisted of approximately 1,110 loans with balances aggregating $22.8 million. Automobile loans represented 9.4% of the Bank's loan portfolio, net of unearned income and deferred fees. Approximately 85.1% of the automobile loan balances mature by year end December 2006. Delinquencies at December 31, 2004, consisted of eight loans, 30-89 days past due, representing $198,712, or .9 % of the portfolio, and three loans, aggregating $89,313, or .4% of the portfolio, greater than 90 days past due. Those three loans are classified non-accrual at December 31, 2004. Since the portfolio was underwritten to lessees of high credit quality, those delinquency statistics remain favorable and are in line with the Company's expectations.

SUMMARY
-------

Commenting on the performance of the Company for 2004, Douglas C. Manditch, President and Chief Executive Officer, stated, "Obviously, 2004 has been a disappointment regarding our earnings performance; however, we are gratified that we were able to gain control of the automobile loan portfolio, as quickly as we did after learning about the situation. As we continue to manage out the automobile loan portfolio, we are constantly reviewing the used car marketplace in order to obtain the highest level of collateral redemption possible. As you may know, this market has softened in the last few months; therefore, we were required to take the additional provision in the fourth quarter."

"Although we have temporarily suspended our plans for branch expansion, we are confident that the program will be reinstituted in either late 2005, or early 2006. Our business continues to grow, as demonstrated, within our core base with the expansion of products and services. While we recognize the challenge of managing the automobile loan portfolio and the flattening yield curve, we are very optimistic about 2005."

The Company announced that the Annual Meeting of Stockholders would be held on Wednesday, April 20, 2005, at the Stonebridge Country Club, 2000 Raynors Way, Smithtown, N.Y. 11787 at 3:30 PM.

On November 17, 2004, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend was paid on January 3, 2005, to stockholders of record on December 17, 2004.

Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                  BRANCH OFFICES
                                  --------------

   Suffolk County, N.Y.             Nassau County, N.Y.       Kings County, N.Y.
   --------------------            ---------------------      ------------------
   Islandia      Babylon           Jericho      Westbury      Bay Ridge-Brooklyn
Central Islip   Deer Park
   Melville     Ronkonkoma
   Shirley      Smithtown
  Hauppauge

THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.



                                           LONG ISLAND FINANCIAL CORP.
                                           CONSOLIDATED BALANCE SHEETS
                                                  (UNAUDITED)
                                         (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                                 2004            2003            2002
                                                                                 ----            ----            ----
ASSETS:
Cash and due from banks                                                       $  10,310        $  21,447      $  20,443
Interest earning deposits                                                            37               98             47
Federal funds sold                                                                    -           25,200          5,300
                                                                              ---------        ---------      ---------
              Total cash and cash equivalents                                    10,347           46,745         25,790
Securities held-to-maturity (fair value of $0, $14,438, and $14,027,
  respectively)                                                                       -           12,474         12,461
Securities available-for-sale, at fair value                                    278,814          216,967        219,590
Federal Home Loan Bank stock, at cost                                             4,925            3,050          3,588
Loans, held for sale                                                                604            2,360          1,189
Loans, net of unearned income and deferred fees                                 243,477          226,128        216,542
Less allowance for loan losses                                                   (5,591)          (2,290)        (2,346)
                                                                              ---------        ---------      ---------
              Loans, net                                                        237,886          223,838        214,196
Premises and equipment, net                                                       5,422            5,756          3,530
Accrued interest receivable                                                       3,342            2,401          2,654
Bank owned life insurance                                                         7,779            8,213          7,859
Deferred tax asset                                                                3,169            1,466              -
Prepaid expenses and other assets                                                 2,521            1,401          1,326
                                                                              ---------        ---------      ---------
              Total assets                                                    $ 554,809        $ 524,671      $ 492,183
                                                                              ---------        ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                           $  99,876       $   98,693      $  78,697
    Savings deposits                                                            123,142          104,231         73,780
    NOW and money market deposits                                               126,509          123,732        130,636
    Other time deposits                                                          58,905           85,515         96,905
    Time certificates issued in excess of $100,000                                9,863           13,272         20,516
                                                                              ---------        ---------      ---------
              Total deposits                                                    418,295          425,443        400,534

Federal funds purchased and securities sold under agreements to repurchase       27,500                -              -
Other borrowings                                                                 71,000           61,000         55,000
Subordinated debentures                                                           7,732            7,732          7,732
Accrued expenses and other liabilities                                            3,245            4,078          3,344
                                                                              ---------        ---------      ---------
              Total liabilities                                                 527,772          498,253        466,610
                                                                              ---------        ---------      ---------
Stockholders' equity:
    Common stock (par value $.01 per share; 10,000,000 shares authorized;
      1,850,378, 1,825,211, and 1,783,126 shares issued;
      1,513,478, 1,488,311, and 1,446,226 shares outstanding, respectively)          19               18             18
    Surplus                                                                      21,590           20,973         20,281
    Accumulated surplus                                                          11,417           10,333          7,625
    Accumulated other comprehensive (loss) income                                (1,811)            (728)         1,827
    Treasury stock at cost, (336,900 shares)                                     (4,178)          (4,178)        (4,178)
                                                                              ---------        ---------      ---------
              Total stockholders' equity                                         27,037           26,418         25,573
                                                                              ---------        ---------      ---------
              Total liabilities and stockholders' equity                      $ 554,809        $ 524,671      $ 492,183
                                                                              ---------        ---------      ---------


                                           LONG ISLAND FINANCIAL CORP.
                                       CONSOLIDATED STATEMENTS OF EARNINGS
                                                   (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                            FOR THE THREE MONTHS     FOR THE TWELVE MONTHS
                                                                             ENDED DECEMBER 31,        ENDED DECEMBER 31,

                                                                               2004        2003           2004        2003
                                                                               ----        ----           ----        ----
Interest income:
     Loans                                                                   $ 4,074     $ 3,871       $ 15,836    $ 15,226
     Securities                                                                2,773       2,263         10,880       8,721
     Federal funds sold and earning deposits                                       3           2              9          67
                                                                             -------     -------       --------    --------
         Total interest income                                                 6,850       6,136         26,725      24,014
                                                                             -------     -------       --------    --------
Interest expense:
     Savings deposits                                                            378         293          1,250       1,142
     NOW and money market deposits                                               258         103            841         672
     Other time deposits                                                         489         686          2,259       3,175
     Time certificates issued in excess of $100,000                               51          77            231         334
     Borrowed funds                                                            1,114         795          3,892       2,939
     Subordinated debentures                                                     211         210            832         830
                                                                             -------     -------       --------    --------
         Total interest expense                                                2,501       2,164          9,305       9,092
                                                                             -------     -------       --------    --------

         Net interest income                                                   4,349       3,972         17,420      14,922
                                                                             -------     -------       --------    --------

Provision for loan losses                                                        750           -          6,325          60
                                                                             -------     -------       --------    --------
         Net interest income after provision for loan losses                   3,599       3,972         11,095      14,862
                                                                             -------     -------       --------    --------

Other operating income:
     Service charges on deposit accounts                                         561         522          2,403       2,052
     Net gain on sales and calls of securities                                     2         242          2,871         642
     Net gain on sale of residential loans                                       194         206            798         718
     Earnings on bank-owned life insurance                                        85         134            565         440
     Other                                                                       157         167            561         566
                                                                             -------     -------       --------    --------
         Total other operating income                                            999       1,271          7,198       4,418
                                                                             -------     -------       --------    --------

Other operating expenses:
     Salaries and employee benefits                                            1,832       1,940          7,604       7,473
     Occupancy expense                                                           325         316          1,289       1,103
     Premises and equipment expense                                              347         393          1,467       1,386
     Automobile loan expense                                                     289           -          1,350           -
     Other                                                                       814       1,084          3,946       4,114
                                                                             -------     -------       --------    --------
         Total other operating expenses                                        3,607       3,733         15,656      14,076
                                                                             -------     -------       --------    --------

         Income before income taxes                                              991       1,510          2,637       5,204
Income taxes                                                                     359         556            830       1,876
                                                                             -------     -------       --------    --------
         Net income                                                          $   632     $   954       $  1,807    $  3,328
                                                                             -------     -------       --------    --------
Basic earnings per share                                                     $   .42     $   .64       $   1.20    $   2.26
                                                                             -------     -------       --------    --------
Diluted earnings per share                                                   $   .40     $   .61       $   1.14    $   2.16
                                                                             -------     -------       --------    --------
Weighted average shares outstanding                                        1,511,953   1,486,405      1,505,706   1,472,263
                                                                           ---------   ---------      ---------   ---------
Diluted weighted average shares outstanding                                1,585,147   1,560,789      1,583,438   1,542,767
                                                                           ---------   ---------      ---------   ---------


                                   LONG ISLAND FINANCIAL CORP.
                                           (UNAUDITED)
                                (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             DECEMBER 31,              DECEMBER 31,          DECEMBER 31,
                                                                 2004                      2003                  2002
                                                                 ----                      ----                  ----
ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------
Total non-performing loans (1)                             $        89              $         0           $       307
Allowance for loan losses                                        5,591                    2,290                 2,346
Non-performing loans as a percent of
        total loans, net (1)(2)                                    .04%                     .00%                  .14%
Non-performing loans as a percent of
        total assets (1)                                           .02%                     .00%                  .06%
Allowance for loan losses as a percent of
        Non-performing loans (1)                              6,282.02%                     .00%               764.17%
        Total loans, net (2)                                      2.30%                    1.01%                 1.08%

Book value per share                                       $     17.86              $     17.75           $     17.68
Book value per share, as adjusted (3)                      $     19.06              $     18.24           $     16.42
Shares outstanding                                           1,513,478                1,488,311             1,446,226
Full service offices                                                12                       12                    11

                                                             FOR THE THREE MONTHS          FOR THE TWELVE MONTHS
                                                              ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                                             -------------------             ------------------
                                                              2004          2003             2004          2003
                                                              ----          ----             ----          ----
Interest rate spread                                          2.85%         2.95%            2.95%         2.91%
Net interest margin                                           3.35%         3.48%            3.38%         3.39%

--------------------------
(1) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due and still accruing interest. It is the Company's policy to generally cease accruing interest on all loans 90 days or more past due.
(2)    Loans include loans, net of unearned income and deferred fees.
(3) Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.



CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
1601 Veterans Memorial Highway, Suite 120
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
WWW.LICB.COM
------------